UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 1, 2010

COVIDIEN PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 439-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2010, the Company’s indirect wholly-owned subsidiary, Covidien Group S.a.r.l., a Luxembourg company (“Parent”), and Parent’s wholly-owned subsidiary, COV Delaware Corporation, a Delaware corporation (“Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ev3 Inc., a Delaware corporation (“ev3”). Pursuant to the Merger Agreement, Parent and Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of ev3 common stock at a purchase price of $22.50 per share in cash followed by a merger of Purchaser with and into ev3 (the “Merger”).

Under the Merger Agreement, all of the directors and officers of ev3 have confirmed their intention to tender all shares held by them into the Offer. Additionally, in connection with the Merger Agreement, Parent and Purchaser have entered into a Tender and Voting Agreement with certain ev3 stockholders affiliated with Warburg, Pincus Equity Partners, L.P., pursuant to which such stockholders have agreed to tender into the Offer approximately 24% of ev3’s issued and outstanding common stock held by such stockholders.

The transactions are expected to be completed by July 31, 2010. The consummation of the Offer and Merger are subject to various closing conditions including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust laws, the receipt of other specified regulatory approvals and other customary conditions. The Merger Agreement also includes customary termination provisions for both ev3 and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, ev3 will be required to pay Parent a termination fee of $83,650,522.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts.

Item 8.01	Other Events

On June 1, 2010, the Company and ev3 issued a joint press release announcing entry into a definitive agreement to acquire ev3. A copy of the joint press release is filed herewith as Exhibit 99.1 hereto and incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of ev3. Purchaser has not commenced the tender offer for the shares of ev3 stock described in this current report.

Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, ev3 will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about Covidien, ev3, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by Purchaser and ev3 through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting: Covidien, Investor Relations, 508-452-4650, investor.relations@covidien.com, or ev3 Inc. at www.ev3.net.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of June 1, 2010, among Covidien Group S.a.r.l., COV Delaware Corporation, and ev3 Inc. Filed herewith.

99.1	Joint Press Release dated June 1, 2010. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/S/ JOHN W. KAPPLES
John W. Kapples,
Vice President and Secretary

Date: June 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 1, 2010, among Covidien Group S.a.r.l., COV Delaware Corporation, and ev3 Inc. Filed herewith.

99.1	Joint Press Release dated June 1, 2010. Filed herewith.